UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

China Mobile Media Technology Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33483 (Commission File Number)	88-0496645 (I.R.S. Employer Identification No.)

9th Floor, Block C, Intell-Center No. 18 Zhongguancun East Road Haidian District Beijing, China 100083 (Address of Principal Executive Offices)		n/a (Zip Code)

Registrant’s telephone number, including area code: + 86 10 8260 1927

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2008, China Mobile Media Technology Inc. (“CMMT” or the “Company”) completed a financing through the issuance of RMB 150,000,000 aggregate principal amount of USD-Settled Guaranteed Senior Notes due 2014 (the “Notes”) by the Company’s wholly-owned subsidiary, Magical Insight Investments Limited (“Magical Insight”) pursuant to an Indenture dated January 11, 2008 (the “Indenture”) between Magical Insight, as issuer, the Company, as guarantor and The Hong Kong and Shanghai Banking Corporation, as Trustee and Collateral Agent, and the issuance by the Company of warrants to purchase an aggregate of 12,000,000 shares of common stock of the Company (the “Warrants”) to Abax Lotus Ltd. (the “Purchaser”). The Notes initially do not bear interest during the first year following their issuance and bear interest at the rate of 9.5% per annum thereafter, subject to increase by an additional 5% per annum in the event (i) the Company’s common stock is not listed on a recognized stock exchange by January 12, 2009, or (ii) the Company has not retained a new independent accounting firm by October 10, 2008. Magical Insight’s obligations under the Notes are guaranteed by the Company, and are secured by the pledge by the Company of 100% of the stock of Magical Insight, the pledge by Zhang Zhengyu, the Company’s Chief Executive Officer, of all of his equity interest in Star Cluster Incorporated, a company organized under the laws of the British Virgin Islands (“Star Cluster”), the pledge by Star Cluster of all of its equity interest in Hi-Tech Wealth Holding Limited, and the pledge of equity interests in each of Beihai Hi-Tech Wealth Technology Development Co., Ltd. and Beijing Hi-Tech Wealth Communication Technology Co., Ltd, each a wholly foreign owned enterprise formed under the laws of the People’s Republic of China. The Warrants are exercisable at any time prior to June 30, 2014 and enable the holder thereof to purchase shares of CMMT’s common stock at an exercise price of $2.00 per share (the “Exercise Price”), subject to a downward adjustment on the six month anniversary of the issuance thereof and at the expiration of each six month period thereafter if the volume weighted average closing price of the Company’s common stock for the 20-day trading period immediately prior to the reset date is less than the Exercise Price, at such lower volume weighted average closing price (the “Reset Price”), provided that such Reset Price shall not be lower than $0.80 per share. Holders of the Notes are entitled to the protection of certain customary covenants, including negative covenants generally limiting the Company’s ability to incur additional indebtedness (including pursuant to sale and leaseback transactions), prohibiting the payment of dividends on (or the repurchase of) shares of its common stock, prohibiting the incurrence of liens, limiting Magical’s ability to sell assets and enter into transactions with its affiliates, restricting the ability of Magical to enter into arrangements limiting the ability of its subsidiaries to pay dividends, and require the Company to apply the proceeds from the issuance of the Notes only to pursue multichannel sales and marketing activities in the People’s Republic of China. The Notes are mandatorily redeemable in tranches commencing on the third anniversary of the issuance date in the amounts and at the times set forth in the Indenture. In addition, Magical is obligated to make an offer to all holders of Notes to repurchase their securities in the event of a change of control, sales of significant assets or a delisting of the Company’s common stock at purchase prices of 105%, 100% and 105%, respectively, of the principal amount thereof.

The principal shareholders of the Company have also entered into arrangements with Abax Lotus Ltd. that generally grant broad management veto rights in favor of Abax Lotus Ltd., including prohibitions on changes in senior management, the right to appoint one member of the board of directors (so long as Abax Lotus Ltd. and any of its affiliates collectively holds more than 5% of the Company’s common stock on a fully diluted basis), prohibiting the Company from entering into transactions outside of the ordinary course of business, limiting the Company’s ability to expend funds in excess of 20% of approved budget amounts and rights of first refusal and tag-along rights on sales of securities by either the Company or its current major shareholders, in each (unless otherwise indicated) so long as Abax Lotus Ltd. and any of its affiliates collectively holds at least RMB 15 million of the Notes or 3.5% of the Company’s common stock (on a fully diluted basis). In addition, the major shareholders of the Company may not transfer more than 10% of the shares of common stock they own so long as Abax Lotus Ltd. and any of its affiliates collectively holds more than 5% of the Company’s common stock on a fully diluted basis.

The Company has agreed to register the resale of the shares of common stock issuable upon exercise of the Warrants on any registration statement it files with the Securities and Exchange Commission (subject to customary exclusions). Abax Lotus Ltd. received an arrangement fee of $2,000,000 and a service fee of $150,000 in connection with the financing.

The foregoing does not purport to be a full description of the parties’ rights and obligations under the Notes and the Warrants and the related agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture dated as of January 11, 2008

Exhibit 4.2	Form of Global Note

Exhibit 4.3	Warrant Agreement dated as of December 28, 2007

Exhibit 4.4	Amendment to Warrant Agreement dated as of January 24, 2008

Exhibit 4.5	Form of Global Warrant Certificate

Exhibit 10.1	Securities Purchase Agreement dated as of December 28, 2007 by and among China Mobile Media Technology Inc., Magical Insight Investments Limited and Abax Lotus Ltd.

Exhibit 10.2	Registration Rights Agreement dated as of January 11, 2008 by and between China Mobile Media Technology Inc. and Abax Lotus Ltd.

Exhibit 10.3
Investor Rights Agreement dated as of January 11, 2008 by and between China Mobile Media Technology Inc., Magical Insight Investments Limited, Behai Hi-Tech Wealth Technology Development Co. Ltd., Beijing Hi-Tech Wealth Technology Communication Co. Ltd., Zhang Zhengyu, Li Ming and Ma Qing and Abax Lotus Ltd.

Exhibit 10.4	Information and Inspection Rights Agreement dated as of January 11, 2008 by and between China Mobile Media Technology Inc. and Abax Lotus Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MOBILE MEDIA TECHNOLOGY INC.

By:	/s/ Ma Qing
Name: Ma Qing Title: Chief Financial Officer

Dated: January 24, 2008